UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a party other than the Registrant  ☐

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

NIAGEN BIOSCIENCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Niagen Bioscience, Inc.
10900 Wilshire Blvd, Suite 600
Los Angeles, CA 90024
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2026

To the stockholders of Niagen Bioscience, Inc.:
Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Niagen Bioscience, Inc., a Delaware corporation (“we,” “us,” “our,” “Niagen Bioscience,” or the “Company”), will be held on June 24, 2026, at 3:00 p.m. Pacific Time at the Company’s office located at 10900 Wilshire Boulevard, Suite 600, Los Angeles, California 90024. You are being asked to vote on the following matters:

Items of Business:		Board Recommendation
1	Election of eight director nominees named in the accompanying proxy statement	FOR each director nominee
2	Ratification of the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR
3	Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the accompanying proxy statement	FOR
We will also address other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof. The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.
Pursuant to the bylaws of the Company, the Board of Directors has fixed the close of business on April 27, 2026 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company’s common stock are entitled to vote at the Annual Meeting.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our beneficial owners and stockholders of record who owned our common stock at the close of business on the Record Date. We made this proxy statement available to stockholders beginning on April 29, 2026.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Frank L. Jaksch, Jr. Chairman of the Board April 29, 2026

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy card if one is mailed to you, or vote over the telephone at 1-800-652-VOTE (8683) or the internet at www.investorvote.com/NAGE, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

-i-

Niagen Bioscience, Inc.
10900 Wilshire Blvd, Suite 600
Los Angeles, CA 90024
PROXY STATEMENT
FOR
2026 ANNUAL MEETING OF STOCKHOLDERS
JUNE 24, 2026
INTRODUCTION
The enclosed proxy is solicited by the Board of Directors (“Board of Directors” or “Board”) of Niagen Bioscience, Inc. (the “Company”), in connection with the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held on June 24, 2026, at 3:00 p.m. Pacific Time at the Company’s office located at 10900 Wilshire Boulevard, Suite 600, Los Angeles, California 90024.
At the Annual Meeting, you will be asked to consider and vote upon the following matters:
(1)Election of eight director nominees named in this proxy statement (this “Proxy Statement”);
(2)Ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
(3)Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.
We will also address any other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof. The Board of Directors has fixed the close of business on April 27, 2026 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to our beneficial owners and stockholders of record who owned our common stock, par value $0.001 per share (“common stock”) at the close of business on April 27, 2026. We made this proxy statement available to stockholders beginning on April 29, 2026. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 24, 2026: THE NOTICE, PROXY STATEMENT, PROXY CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.NIAGENBIOSCIENCE.COM, INVESTOR RELATIONS SECTION AND WWW.INVESTORVOTE.COM/NAGE.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive in the mail a Notice of Internet Availability of Proxy Materials this year instead of a full set of Proxy Materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.
We intend to mail the Notice on or about April 30, 2026 to all stockholders of record entitled to vote at the Annual Meeting. We made this proxy statement available to stockholders beginning on April 29, 2026.
How can I attend the Annual Meeting?
The meeting will be held on Wednesday, June 24, 2026 at 3:00 p.m. Pacific Time at the Company’s office located at 10900 Wilshire Boulevard, Suite 600, Los Angeles, California 90024. Any inquiries pertaining to attending the Annual Meeting may be submitted to InvestorRelations@NiagenBio.com. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 27, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 79,644,327 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy by following the instructions provided in the Notice. Whether or not you plan to attend the meeting, we urge you to vote by phone or internet using the instructions in the Notice or to fill out and return the enclosed proxy card if you had requested a printed set of proxy materials to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 27, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•Election of eight director nominees named in this Proxy Statement;
•Ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026; and
•Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How Do I Vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting by voting “Abstain”.
The procedures for voting depend on whether your shares are registered in your name or held by a bank, broker or other agent.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Alternatively, you may vote by proxy either by telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.
•To vote in person, come to the Annual Meeting and we will provide you a ballot upon your arrival.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 23, 2026 to be counted.
•To vote through the internet, go to www.investorvote.com/NAGE to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 23, 2026 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received information containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 and Proposal 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director, “For” the proposal to ratify the appointment of Crowe LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026, and “For” the proposal to approve, on an advisory basis, the executive compensation for our named executive officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
The expenses of preparing, assembling, printing and mailing the Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 10900 Wilshire Boulevard, Suite 600, Los Angeles, California 90024.
•You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our amended and restated bylaws (“Bylaws”). Stockholder proposals that are intended to be presented at our 2027 Annual Meeting of Stockholders and to be included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us no later than December 30, 2026, which is 120 calendar days prior to the anniversary date of the release of this Proxy Statement and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act, under our Bylaws, the deadline for stockholders to submit business before an annual meeting or nomination for director is not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the anniversary date of the immediately preceding annual meeting of stockholders. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), it should be properly submitted to the Corporate Secretary no earlier than March 26, 2027 and no later than April 25, 2027. However, in the event that no annual meeting of stockholders was held in the previous year or the annual meeting of stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 90th day prior to such annual meeting of stockholders and not later than the close of business on the 60th day prior to such annual meeting of stockholders, or not later than the close of business on the 10th day following the date on which we publicly disclose the date of the annual meeting of stockholders, if we publicly disclose such date fewer than 70 days prior to the date of such annual meeting. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholders proposals and director nominations.

In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 Annual Meeting, the stockholder must provide notice that includes the information required by Rule 14a-19 under the Exchange Act and required by the Company’s Amended and Restated Bylaws, which notice must be properly submitted to, and received by, the Company at our principal executive offices between March 26, 2027 and no later than April 25, 2027.
To be considered for inclusion in the Company’s proxy materials for the 2027 Annual Meeting, your proposal must be submitted in writing to Niagen Bioscience, Inc., Attn: Corporate Secretary, at 10900 Wilshire Boulevard, Suite 600, Los Angeles, California 90024. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chair of the 2027 Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold,” and, with respect to Proposal 2 and Proposal 3, “For” and “Against” votes and abstentions. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes with respect to Proposal 2 and Proposal 3. Broker non-votes will have no effect on Proposal 1 or Proposal 3 and will not be counted towards the vote total for these proposals. Because Proposal 2 is considered a “routine” matter, we do not anticipate any broker non-votes with respect to Proposal 2.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote
Election of eight members to our Board of Directors	Plurality of the votes cast (the eight directors receiving the most “For” votes)	Not Applicable	None
Ratification of the appointment of Crowe LLP as our Independent Registered Public Accounting Firm for fiscal year ending December 31, 2026	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
Approval, on an advisory basis, of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
(1)This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What Constitutes a Quorum?
To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, holders representing at least 39,822,164 votes must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.
How can I find out the Results of the Voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:
ELECTION OF DIRECTORS
Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the eight individuals listed below to serve as directors. Our nominees include (i) six independent directors, as defined in the rules for companies traded on Nasdaq, (ii) one Niagen Bioscience officer, Mr. Robert Fried, who became our Chief Executive Officer in June 2018 and (iii) one affiliated director, Mr. Frank Jaksch, Jr., who transitioned from Executive Chairman to Chairman of the Board in July 2022. Having served in a non-executive capacity for more than three years, Mr. Jaksch, Jr. now satisfies the seasoning requirement for independence under Nasdaq Stock Market listing standards. However, pursuant to Institutional Shareholder Services (ISS) classification guidelines, Mr. Jaksch, Jr. is permanently ineligible for classification as an independent board member under ISS’s standards due to his prior role as Chief Executive Officer of the Company. The Board has not included Mr. Jaksch, Jr. as one of the Company’s independent directors.

Current Nominees and Election Information

Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Each director to be elected at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is elected and duly qualifies, or, if sooner, until such director’s death, resignation or removal. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board, unless the Board reduces the number of directors to be elected. Election of a director to the Board requires a plurality of the votes cast at the Annual Meeting.
For each of the eight director nominees standing for election, the following pages set forth certain biographical information, including age as of the Record Date, a description of their principal occupation, business experience, and the primary qualifications, attributes and skills that the Nominating and Corporate Governance Committee considered in recommending each of them as director nominees, as well as the Board committees on which each director nominee will serve as of the 2026 Annual Stockholders’ Meeting.
Nominees for Election to Board of Directors

Nominee	Age	Director Since
Frank Jaksch, Jr.	57	2000
Robert Fried	66	2015
Steven Rubin	65	2017
Wendy Yu	50	2017
Gary Ng	54	2021
Kristin Patrick	55	2022
Ann Cohen	65	2022
Hamed Shahbazi	51	2022

Frank L. Jaksch, Jr., 57, is a Co-Founder of the Company and has served as a member of the Board since February 2000. Mr. Jaksch, Jr. served as Co-Chairman of the Board from February 2000 to May 2010,  as Chief Executive Officer from February 2000 to June 2018 and as Chairman of the Board from May 2010 to October 2011. In June 2018, Mr. Jaksch, Jr. transitioned from Chief Executive Officer to Executive Chairman of the Board. In July 2022, Mr. Jaksch, Jr. transitioned from his executive position and continued as Chairman of the Board.  Currently, Mr. Jaksch, Jr. serves as a, investor, director, Chairman and Chief Executive Officer of Ayana Bio, a biotechnology company that produces plant cell culture derived bioactive ingredients for health and wellness, which he was appointed to in July 2022. Prior to co-founding the Company, from 1993 to 1999, Mr. Jaksch, Jr. served as International Subsidiaries Manager of Phenomenex, a life science supply company where he managed the international subsidiary and international business development divisions. Mr. Jaksch, Jr. earned a B.S. degree in Chemistry and Biology from Valparaiso University. The Nominating and Corporate Governance Committee believes that Mr. Jaksch, Jr.’s years of experience working in biology and chemistry-related industries, his extensive sales and marketing background, and his knowledge of international business bring an understanding of the industries in which the Company operates as well as scientific expertise to the Board.

Robert Fried, 66, became Chief Executive Officer in June of 2018. He has served as a director of the Company since July 2015, President and Chief Operating Officer from January to June 2018 and President and Chief Strategy Officer from March 2017 to January 2018. Mr. Fried also served as a member of the Nominating and Corporate Governance Committee from July 2015 to March 2017. Mr. Fried has served as Chairman of the Board of Directors of Tiger Media, Inc., which is now known as Fluent, Inc. (NASDAQ: FLNT), an information solutions provider focused on data-driven digital marketing services, from 2011 until June 2015. From 2007 to 2017, Mr. Fried was the founder and Chief Executive Officer of Spiritclips LLC, now called Hallmark Movies Now, a subscription streaming video service, which was acquired by Hallmark Cards Inc. in 2012. Mr. Fried is an Academy Award winning motion picture producer whose credits include Rudy, Collateral, Boondock Saints, So I Married an Axe Murderer, Godzilla, and numerous others. From December 1994 until June 1996, he was President and Chief Executive Officer of Savoy Pictures, a unit of Savoy Pictures Entertainment, Inc. Mr. Fried has also held several executive positions including Executive Vice President in charge of Production for Columbia Pictures, Director of Film Finance and Special Projects for Columbia Pictures, and Director of Business Development at Twentieth Century Fox. Mr. Fried holds an M.S. from Cornell University and an M.B.A. from the Columbia University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Fried’s past experience as Chairman of the Board of Directors of another public company brings financial expertise and industry knowledge to the Board and his role as Chief Executive Officer provides important insight into the strategic operations of the Company.

Steven D. Rubin, 65, has been a director of the Company since March 2017 and is a member of the Audit Committee and the Chair of the Compensation Committee. In June 2022, the Board of Directors appointed Mr. Rubin as Lead Independent Director of the Board of Directors. Mr. Rubin currently serves as OPKO Health, Inc.’s (NASDAQ: OPK) Executive Vice President – Administration since May 2007 and as a director since February 2007. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies. Mr. Rubin currently serves on the board of directors of the following companies: Cocrystal Pharma, Inc. (NASDAQ:COCP), a biotechnology company developing new treatments for viral diseases; Entera Bio Ltd. (NASDAQ: ENTX), a company developing oral peptide and protein replacement therapies; Eloxx Pharmaceuticals (NASDAQ: ELOX), a biotechnology company engaged in ribosomal RNA targeted genetic therapies for rare diseases; and Red Violet, Inc., (NASDAQ: RDVT) a leading analytics and information solutions provider. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: Neovasc, Inc. (NASDAQ:NVCN), a company developing and marketing medical specialty vascular devices; Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company; Castle Brands, Inc. (NYSE:ROX), a developer and marketer of premium brand spirits; Kidville, Inc. (OTCBB:KVIL), an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds; VBI Vaccines Inc. (NASDAQ CM: VBIV), a commercial-stage biopharmaceutical company developing a next generation of vaccines; Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; Safestitch Medical, Inc. prior to its merger with TransEnterix, Inc.; and, PROLOR Biotech, Inc.; and Cognit, Inc. (NASDAQ:COGT), a data and analytics company providing cloud-based mission-critical information and performance marketing solutions. Mr. Rubin holds a B.A. degree from Tulane University and a Juris Doctor from University of Florida. The Nominating and Corporate Governance Committee believes that Mr. Rubin’s past experience as general counsel and board member of multiple public companies brings financial expertise, industry knowledge, and a background working with public marketplaces to the Board.

Wendy Yu, 50, has been a director of the Company since August 2017 and a member of the Nominating and Corporate Governance Committee since March 2018. Since 2012, Ms. Yu has served as the Chief Digital Officer of Horizons Digital Group Limited (affiliate of Horizons Ventures Limited, a Hong Kong based investment firm), overseeing the Asia expansion of Horizons’ portfolio companies and directing public relations, communications, marketing and events. Ms. Yu graduated from University of Toronto, majoring in Commerce and Psychology. Ms. Yu serves as the director nominated by Pioneer Step Holdings Limited pursuant to rights granted to Pioneer Step Holdings Limited pursuant to that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein (the “April 2017 Purchase Agreement”). The Nominating and Corporate Governance Committee believes that Ms. Yu’s experience in management, marketing and communications brings valuable expertise to the Board.

Gary Ng, 54, has been a director of the Company and a member of the Compensation Committee since December 2021. Mr. Ng is presently Project Director at Horizon Ventures Limited, a position he has held since March 2021. Mr. Ng currently serves on the board of directors of the following companies: Notpla Limited, a sustainable packaging company that develops biodegradable, seaweed-based alternatives to single-use plastics; Voyage Foods, Inc., a food technology company that creates sustainable versions of food and drinks; and Ava Food Labs, Inc., provides alcoholic beverages and does business as Endless West. From July 2022 until November 2023, Mr. Ng served on the board of directors of Hydration Labs, Inc. Previously, Mr. Ng served as a non-executive director and consultant at Typhoon Group Holdings, Limited from March 2019 until March 2021 and before that he served for approximately 12 years in various positions, including as Managing Director, across different business units within A.S. Watson Group, including Fortress, Watson’s the Chemist and ParknShop. Prior to joining A.S. Watson Group Mr. Ng also held manager positions at Esprit and Marks & Spencer in Hong Kong. Mr. Ng has broad experience in the retail industry, including in apparel, electrical appliances, health and beauty and food and has worked within retail chains as well as suppliers. Mr. Ng holds an M.B.A. and B.A. degree from The Chinese University of Hong Kong. Mr. Ng serves as the director nominated by Champion River Ventures Limited (“Champion River”) pursuant to rights granted to Champion River pursuant to the April 2017 Purchase Agreement. The Nominating and Corporate Governance Committee believes that Mr. Ng’s broad experience in the retail industry brings valuable insight as the Company focuses on its strategy for the Company’s consumer product.

Kristin Patrick, 55, has served as a director of the Company since April 2022 and is the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Ms. Patrick currently serves as President, CMO LVMH, Marc Jacobs, a position she has held since May 2024, and serves as an independent director for Super League Gaming, Inc. (NASDAQ: SLGG), which she was appointed to in November 2018. Previously, Ms. Patrick served as Executive Vice President and Chief Marketing Officer of Claire’s, Inc, a position she has held since March 2021, and as Global Chief Marketing Officer of brand Pepsi at PepsiCo, Inc., a position she held from June 2013 to January 2019. Prior to her time with PepsiCo, Inc., Ms. Patrick served as Chief Marketing Officer of Playboy Enterprises, Inc. from October 2011 to June 2013, and as Executive Vice President of Marketing Strategy for William Morris Endeavor from January 2010 to October 2011. Ms. Patrick also held senior marketing positions at Liz Claiborne's Lucky Brand, Walt Disney Company, Calvin Klein, Revlon and NBC Universal and Gap, Inc. A Brandweek "Next Gen Marketer" and Reggie Award recipient, Ms. Patrick received her B.A. from Emerson College and attended Southwestern University. The Nominating and Corporate Governance Committee believes that Ms. Patrick’s extensive experience in global consumer branding and marketing strategy enhances the Board’s oversight of the Company’s growth and brand-building initiatives.

Ann Cohen, 65, has been a director of the Company since April 2022 and serves as the Chair of the Audit Committee and a member of the Compensation Committee. Ms. Cohen currently serves as Executive Vice President and the Chief Financial Officer of The Institute of Internal Auditors (The IIA), an international professional association, overseeing all financial and business reporting. Prior to joining The IIA, Ms. Cohen served in senior financial leadership roles for both public and private companies including Taylor Morrison Homes (formerly Taylor Woodrow), a $2.5 billion international residential home builder and mixed-use property developer, Starwood Vacation Ownership, a $600 million international division of Starwood Hotels and Resorts, a NYSE traded company which was acquired by Marriott International in 2016, and Sunterra Corporation, a $450 million NYSE traded international vacation ownership company. In her career, Ms. Cohen has overseen financial reporting under Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS), business planning and analysis, financial and operational strategies, human resources, information technology, enterprise risk management, the acquisition and disposition of projects, and regulatory reporting including SEC reporting. Ms. Cohen has also worked closely with various public accounting firms and audit committees. Ms. Cohen began her accounting career as an auditor with PricewaterhouseCoopers. Ms. Cohen is a Certified Public Accountant (Florida) and a Certified Global Management Accountant. She holds an M.S.F. from Florida International University and a B.S in Accounting from the University of Florida. The Nominating and Corporate Governance Committee believes that Ms. Cohen’s current role as Chief Financial Officer of The IIA and extensive financial leadership experience at both private and public companies provide her with valuable financial understanding.

Hamed Shahbazi, 51, has served as a director of the Company and a member of the Nominating and Corporate Governance Committee since August 2022. Mr. Shahbazi has over 20 years of experience as a technology focused founder, operator and public company director. He is the founder and current Chief Executive Officer and Chairman of WELL Health Technologies Corp., valued at more than $1.0 billion in enterprise value. WELL is focused on consolidating and modernizing primary healthcare facilities and practices, currently operating Canada's largest network of outpatient clinics with total staff of approximately 7,000 team members delivering millions of patient visits per year. Mr. Shahbazi is the owner and current President of Impactreneur Capital Corp. which has more than a dozen investments in leading digital content, ehealth, insuretech and other technology inspired companies. In addition, Mr. Shahbazi is the co-founder and current Chairman of HEALWELL AI Inc. (TSX: AIDX), which focuses on using artificial intelligence and data science to enhance preventative care. Prior to WELL and Impactreneur, Mr. Shahbazi founded TIO Networks (TSXV:TNC) in 1997, a kiosk solution provider which he transitioned into a multi-channel payment solution provider, specializing in bill payment and other financial services. In July of 2017, TIO Networks was acquired by PayPal (NASDAQ:PYPL) for CAD$304 million. Mr. Shahbazi received his B.S. in civil engineering from the University of British Columbia. Over his career, Mr. Shahbazi has gained extensive experience in strategic mergers, acquisitions, and divestitures, both as an operator and board member with more than 80 successful transactions. The Nominating and Corporate Governance Committee believes that Mr. Shahbazi’s current and past experience as an executive leader and founder of multiple companies brings operational and technological expertise to the Board. In addition, Mr. Shahbazi’s experience in the area of corporate governance and public company financial reporting through his multiple board memberships of public companies is especially valuable to the Board in his capacity as a member of the Nominating and Corporate Governance Committee.

VOTE REQUIRED

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. There is no cumulative voting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

☑	Recommendation of the Board
The Board recommends that you vote “FOR” the election of each of the nominees above.

DIRECTOR COMPENSATION
The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity. The Compensation Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our non-employee directors. The Nominating and Corporate Governance Committee assists the Compensation Committee in determining director compensation and recommending changes to the Board. The Board reviews the Compensation Committee’s recommendations and determines the amount of director compensation. Robert Fried, our Chief Executive Officer, received his annual salary which is disclosed in our Executive Officers and Management Compensation section and no additional compensation was paid for serving on the Board. The 2025 annual compensation for non-employee directors consisted of the following elements:

Board Fees
Cash Retainer (1)	$40,000
Annual option grant (2)	20,000 shares
Initial election option grant (3)	40,000 shares
Committee Fees
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$10,000
Non-chair Audit Committee member	$10,000
Non-chair Compensation Committee member	$7,500
Non-chair Nominating and Corporate Governance Committee member	$5,000
(1)An additional annual retainer of $30,000 is paid for serving as Chairman of the Board or Lead Independent Director.
(2)On the date of each annual meeting, each person who continues to serve as a non-employee director will receive an annual stock option grant which will vest over a one-year period, subject to the director’s continuing service on our Board, and will have an exercise price per share equal to the fair market value of our common stock on the date of grant.
(3)Each initial grant for a non-employee director will vest over a three-year period, subject to the director’s continuing service on our Board, and will have an exercise price per share equal to the fair market value of our common stock on the date of grant.

Effective January 2026, the Board approved certain modifications to the Company’s non-employee director compensation program, including an increase in the annual cash retainer to $50,000 and a revision to the structure of the annual equity award. Under the revised program, each non-employee director will receive an annual stock option award with a target grant-date fair value of $80,000, with the number of shares underlying each such award determined based on the Company’s stock price on the date of grant.

Director Compensation For Fiscal Year 2025 Table
The following table details the compensation of Niagen Bioscience’s non-employee directors for the 2025 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Steven Rubin	95,000	198,076	—	293,076
Wendy Yu	45,000	198,076	—	243,076
Gary Ng	47,500	198,076	—	245,576
Ann Cohen	67,500	198,076	—	265,576
Kristin Patrick	60,000	198,076	—	258,076
Frank Jaksch Jr.	70,000	198,076	—	268,076
Hamed Shahbazi	45,000	198,076	—	243,076
(1)This column reflects the total dollar amount to be recognized for financial statement reporting purposes with respect to the fair value of the stock awards granted to each of the directors during the 2025 fiscal year in accordance with Accounting Standard Codification (ASC) 718, Stock Compensation. For a description of certain assumptions in the calculation of the fair value of the Company’s stock options, see Note 10 of the Niagen Bioscience, Inc. consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025. The table below outlines the details of the stock options which were granted to directors during the 2025 fiscal year.

Grant Date	Options Granted to Each Recipient	Exercise Price	Vesting Terms	Recipients
6/24/2025	20,000	$14.13	One-year period with 100% vest on the first anniversary of the grant date.	Messrs. Rubin, Ng, Jaksch Jr., and Shahbazi and Mses. Yu, Cohen and Patrick

The table below outlines the aggregate number of stock awards and option awards outstanding as of December 31, 2025 for each of Niagen Bioscience’s non-employee directors.

Name	Stock Awards Outstanding	Option Awards Outstanding
Steven Rubin	—	220,000
Wendy Yu	—	200,000
Gary Ng	—	120,000
Ann Cohen	—	120,000
Kristin Patrick	—	97,000
Frank Jaksch Jr.	166,668	456,965
Hamed Shahbazi	—	100,000
Family Relationships
There are no family relationships between any of our directors and executive officers.
Involvement in Certain Legal Proceedings
During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
The Board has established a corporate Code of Business Conduct and Ethics (the “Code” or “Code of Conduct”) that applies to all officers, directors and employees and which is intended to qualify as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. The Code of Conduct is available on the Investor Relations section of the Company’s website at www.NiagenBioscience.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website in lieu of filing such waiver or amendment in a Current Report on Form 8-K.

Corporate Governance Guidelines

Our Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including board meetings and involvement of senior management, performance evaluation of the Chief Executive Officer and succession planning, and board committees and compensation.

Public Availability of Corporate Governance Documents
Our key corporate governance documents, including our Code of Conduct, Corporate Governance Guidelines and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:
•available on the Investor Relations section of our corporate website at www.NiagenBioscience.com; and
•available in print to any stockholder who requests them from our Corporate Secretary.

Stockholder Communication

Any stockholder may communicate with the entire Board of Directors or any individual director (addressed to “Board of Directors” or to a named director) in writing to c/o Niagen Bioscience, Inc., ATTN: Corporate Secretary, 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024 or through email to CorporateSecretary@NiagenBio.com. Any such communication must state (i) the number of shares of common stock beneficially owned by the stockholder making the communication, (ii) any special interest, meaning an interest not in the capacity as a stockholder of the Company, of the person in the subject matter of the communication, and (iii), the address, telephone number and e-mail address, if any, of the person submitting the communication. The Corporate Secretary of the Company will forward such communication to the Lead Independent Director of the Board of Directors. The Board has instructed the Lead Independent Director to examine incoming communications and forward communications he or she deems relevant to the Board’s roles and responsibilities to the Board or individual Board members as appropriate. The Board has requested of the Corporate Secretary that certain types of communications not be forwarded to the Lead Independent Director, and redirected if appropriate, using his or her discretion (in consultation with the Lead Independent Director as necessary) to determine whether they fall into any of the following categories: spam, business solicitations or advertisements, resumes or employment inquiries, communications regarding individual or personal grievances or interests, or other matters, that would not reasonably be of concern to security holders or other constituencies of the Company generally, communications that advocate the Company’s engaging in illegal activities, product complaints or inquiries, surveys, or any unduly hostile, threatening or similarly inappropriate communications, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Director Attendance
The Board held five meetings during 2025. Each director attended at least 75% of Board meetings and meetings of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member. Directors are encouraged to attend the annual meeting of stockholders. All current directors attended the Company’s most recent annual meeting of stockholders held on June 24, 2025.

Board and Committee Self-Evaluations

The Nominating and Corporate Governance Committee oversees a self-evaluation of the Board to determine whether the Board and its committees are functioning effectively. As appropriate, the Nominating and Corporate Governance Committee will make recommendations to the Board for areas of improvement. The self-evaluation includes evaluation of (a) the Board’s and each committee’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, (b) specific areas in which the Board and management believe that the performance of the Board and its committees could be improved, and (c) overall Board composition and makeup. The factors to be considered shall include whether the directors can and do provide the integrity, experience, judgment, commitment, skills, and expertise appropriate for the Company. The Nominating and Corporate Governance Committee will also consider the independence of directors and the requirements imposed by applicable law and Nasdaq listing requirements.
Board Leadership Structure and Risk Oversight
The leadership of the Board of Directors is currently structured so that it is led by Co-Founder and Chairman of the Board, Frank Jaksch, Jr., who has authority, among other things, to call and preside over meetings of the Board of Directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Mr. Jaksch, Jr. previously served as Executive Chairman, a position from which he resigned effective June 30, 2022 and transitioned to the role of Chairman effective July 1, 2022. Having served in a non-executive capacity for more than three years, Mr. Jaksch, Jr. now satisfies the seasoning requirement for independence under Nasdaq Stock Market listing standards. However, pursuant to ISS classification guidelines, Mr. Jaksch, Jr. is permanently ineligible for classification as an independent board member due to his prior position as CEO of the Company. Steven Rubin currently serves as Lead Independent Director.
The Board of Directors has determined that the leadership structure, in which there is an affiliated Chairman and an independent director acting as Lead Independent Director, ensures that the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of the Company and those of the Company’s stockholders. The Lead Independent Director serves as the liaison between the affiliated Chairman and the independent directors and his responsibilities, among other things, include facilitating communication with the Board and presiding over regularly conducted executive sessions of the independent directors and establishing the agenda for meetings of the independent directors. The Board of Directors believes that its strong corporate governance policies and practices, including the substantial percentage of independent directors on the Board of Directors, and the robust duties that will be delegated to the Lead Independent Director, empower the Board of Directors to effectively oversee the Company’s Chief Executive Officer and affiliated Chairman and provide an effective and appropriately balanced Board of Directors governance structure.

Our Board of Directors oversees our risk management processes. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board has overall responsibility for evaluating key business risks faced by the Company, including but not limited to privacy, technology, information security (including cyber security and back-up of information systems), artificial intelligence, competition, and regulation. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Management furnishes information regarding risk to the Board of Directors as requested. The Audit Committee discusses risk management with the Company’s management and independent public accountants as set forth in the Audit Committee’s charter. The Compensation Committee reviews the compensation programs of the Company to make sure economic incentives are tied to the long-term interests of the stockholders. The Company believes that innovation and the building of long-term stockholder value are impossible without taking risks. We recognize that imprudent acceptance of risk and the failure to identify risks could be a detriment to stockholder value. The executive officers of the Company are responsible for assessing these risks on a day-to-day basis and for how to best identify, manage and mitigate significant risks that the Company may face.
Director Independence
As required under the Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that Steven Rubin, Wendy Yu, Gary Ng, Kristin Patrick, Ann Cohen and Hamed Shahbazi are independent directors within the meaning of the applicable Nasdaq listing standards. Robert Fried does not meet the independence standards because of his employment with the Company. Having served in a non-executive capacity for more than three years following his transition from the role of Executive Chairman effective June 30, 2022, Frank Jaksch, Jr. now satisfies the seasoning requirement for independence under Nasdaq Stock Market listing standards. However, pursuant to ISS classification guidelines, Mr. Jaksch, Jr. remains permanently ineligible for classification as an independent board member due to his prior role as Chief Executive Officer of the Company. The Board has not included Mr. Jaksch, Jr. as one of the Company’s independent directors.

Board Committees
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. The following table provides membership of the Board committees as of the Record Date and meeting information for the fiscal year ended December 31, 2025 for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Ann Cohen v	C	√
Kristin Patrick	√		C
Hamed Shahbazi			√
Gary Ng		√
Steven Rubin vt	√	C
Wendy Yu			√
Total Meetings During Fiscal Year 2025	5	6	3
C - Committee Chairperson | √ - Member | ♦ - Lead Independent Director | v - Financial Expert
The following is a description of each of the committees and their current composition as of the Record Date. The Board has adopted a written charter for each of the respective committees. These committee charters are made available to stockholders on the Investor Relations section of the Company’s website at www.NiagenBioscience.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2025.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting processes, (ii) the integrity and quality of the Company’s financial statements and related disclosures, (iii) the Company’s system of internal control over financial reporting, (iv) the audits of the Company’s financial statements, (v) the qualifications, independence and performance of the Company’s independent registered public accounting firm, and (vi) the Company’s legal, regulatory and ethical compliance programs as they related to financial reporting.

The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. In carrying out its responsibilities, the Audit Committee performs a number of functions, including, among other things:
•evaluation of the performance and assessment of the qualifications of the independent auditors;
•appointment, retention, or termination of the independent auditors and approval of the independent auditors’ compensation;
•review and approval of all audit and permissible non-audit services to be performed by the independent auditors;
•monitoring the rotation of the independent auditors’ engagement partners as required by law;
•review and approval or rejection of related-party transactions as required by applicable rules;
•review with management and the independent auditors of the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommendation of the inclusion of such financial statements in the Company’s reports;
•conferences with management and the independent auditors regarding the effectiveness of the Company’s internal control over financial reporting;
•review of the Company’s risk assessment and risk management policies, including, at least annually, the Company’s cybersecurity risk exposure and management’s actions to monitor or mitigate such exposure;
•establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission of concerns by employees; and
•preparation of the Audit Committee report required to be included in the Company’s annual proxy statement.

The Audit Committee currently consists of three directors: Ann Cohen (chair), Steven Rubin and Kristin Patrick. The Audit Committee met five times during the last fiscal year. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act). The Board of Directors has also determined that each of Ms. Cohen and Mr. Rubin qualify as an “audit committee financial expert,” as defined in applicable SEC rules.
Compensation Committee
Our Compensation Committee currently consists of three directors: Steven Rubin (chair), Gary Ng and Ann Cohen. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). All members of the Compensation Committee also satisfy the "non-employee director" standard within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Compensation Committee met six times during fiscal year 2025.
The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve the Company's overall compensation strategy, policies, plans and programs, with the objective of attracting, retaining and motivating management and employees through appropriate levels of risk and reward in proportion to individual contribution and performance. For this purpose, the Compensation Committee performs several functions, including, among other things:
•establishment and evaluation of corporate and individual performance objectives relevant to the compensation of the Company's executive officers and evaluation of performance in light of these stated objectives;
•review and approval (or recommendation to the Board for approval) of employment, severance and change-in-control arrangements for the Company's Chief Executive Officer, other executive officers and non-employee directors, including retainer, meeting, committee and equity award arrangements for non-employee Board members;
•administration of the Company's equity compensation and other incentive plans, retirement and deferred compensation plans, including establishing and administering any equity award timing policy;
•reviewing regional and industry-wide compensation practices and trends to assess the adequacy and competitiveness of the Company's executive compensation programs;
•reviewing and evaluating, in coordination with the Nominating and Corporate Governance Committee, the Company's environmental, social and governance matters related to human capital management and executive compensation; and
•adoption, approval or recommendation for approval, review, modification and administration of a clawback policy that complies with the requirements of the SEC and the Nasdaq listing standards, and other applicable laws.

The Compensation Committee will also review and discuss with management the Company's Compensation Discussion and Analysis and will consider whether to recommend its inclusion in proxy statements and other filings, and will provide recommendations to the Board on compensation-related proposals at the Company's annual meeting, including shareholder advisory votes on executive compensation. The Compensation Committee conducts an annual self-assessment of its performance and reviews the adequacy of its charter at least annually. The Compensation Committee may delegate its authority to subcommittees when it deems appropriate and in the best interest of the Company.

Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser after taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the adviser's independence; however, there is no requirement that any adviser be independent. After considering those factors, the Compensation Committee has retained Exequity LLP ("Exequity") as compensation consultants since 2018 to assist with executive compensation benchmarking, market trend analyses and executive compensation program design, among other matters.

The Compensation Committee conducts an ongoing assessment of the Company’s compensation practices to evaluate whether they encourage employees to take excessive or inappropriate risks. This assessment is informed by the Committee’s regular review of compensation programs, performance metrics, governance policies, and input from its independent compensation consultant. Based on this ongoing oversight, the Compensation Committee concluded that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is an officer or employee of the Company. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of three directors: Kristin Patrick (chair), Wendy Yu, and Hamed Shahbazi. All members of the Nominating and Corporate Governance Committee are independent (as defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during the last fiscal year.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying and evaluating individuals qualified to serve as directors of the Company consistent with criteria approved by the Board of Directors, as well as reviewing and evaluating incumbent directors for re-election. The Nominating and Corporate Governance Committee selects, or recommends to the Board, nominees for election to the Board at the annual meeting of stockholders and makes recommendations to the Board regarding the chairperson and membership of each committee of the Board. The Nominating and Corporate Governance Committee also monitors the size and composition of the Board and periodically reviews and assesses the performance of the Board and its committees. In addition, the Nominating and Corporate Governance Committee oversees director continuing education programs and serves as a focal point for communication among director candidates, non-committee directors and Company management. The Nominating and Corporate Governance Committee also oversees the Company’s environmental, social and governance activities, reviews and approves changes to the Company’s code of conduct, evaluates the Chief Executive Officer and key officer succession planning and develops corporate governance principles for the Company.
The Nominating and Corporate Governance Committee has primary responsibility for determining the minimum qualifications for service on the Board and retains the right to modify such qualifications from time to time. The Board believes that director nominees should have certain minimum qualifications, including the ability to read and understand basic financial statements and high personal integrity and ethics. In evaluating candidates, the Board also considers, among other factors, relevant experience and expertise, the ability and willingness to devote sufficient time to Board duties, demonstrated excellence in the candidate’s field, prior board or senior executive experience (including experience with public companies), diversity of professional background and perspective, and a commitment to representing the long-term interests of the Company and its stockholders. Candidates are considered in the context of the existing composition of the Board, the operating requirements of the Company and the long-term interests of stockholders, to maintain an appropriate balance of skills, experience, judgment, capability and independence.
In the case of incumbent directors whose terms are expiring, the Nominating and Corporate Governance Committee evaluates each director’s service to the Company, including attendance and participation at meetings, quality of contribution, continued qualification under applicable independence standards, and any relationships or transactions that could impair independence. For new director candidates, the Nominating and Corporate Governance Committee considers independence requirements under applicable Nasdaq listing standards, SEC rules and regulations and applicable law, relying on the advice of counsel as appropriate. The Nominating and Corporate Governance Committee may identify candidates through its own network of contacts, through recommendations submitted by stockholders, or by engaging, if it deems appropriate, a professional search firm. After conducting such inquiries as it deems appropriate into the backgrounds and qualifications of prospective candidates, the Nominating and Corporate Governance Committee meets to review candidates’ qualifications and, by majority vote, selects or recommends nominees to the Board for its consideration.

Stockholder Recommendations and Nominees
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Niagen Bioscience, Inc., Attn: Corporate Secretary, at 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe LLP (“Crowe”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and our Board of Directors has further directed that management submit the selection of its independent registered public accountant firm for ratification by the stockholders at the Annual Meeting. Crowe has audited the Company’s financial statements since December 2024. Representatives of Crowe are expected to be present at the Annual Meeting and will have an opportunity to make any statement they consider appropriate and to respond to any appropriate stockholders’ questions at that time.

Stockholder ratification of the selection of Crowe as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of Crowe to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee may reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Crowe. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. We do not anticipate any broker non-votes with respect to this Proposal 2.

Audit Fees
The following table sets forth aggregate fees billed to us by Crowe our current independent registered public accounting firm during the fiscal year ended December 31, 2025 and 2024.

Year Ended
	December 31, 2025	December 31, 2024
Audit Fees (1)	$483,000	$320,250
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
(1) Audit fees consist of fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of our quarterly financial statements, review of our registration statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.
All fees described above were pre-approved by the Audit Committee. In connection with the audit of the financial statements for the fiscal year ended December 31, 2025, the Company entered into an engagement agreement with Crowe that sets forth the terms by which Crowe will perform audit services for the Company.
Policy for Pre-Approval of Independent Auditor Services
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Crowe. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

☑	Recommendation of the Board
The Board of Directors recommends that you vote “FOR” the ratification of the selection of Crowe as our independent registered public accounting firm for fiscal year 2026.

REPORT OF THE AUDIT COMMITTEE
This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Submitted by:
The Audit Committee of
The Board of Directors
•Ann Cohen, Chair
•Steven Rubin
•Kristin Patrick

PROPOSAL 3:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICERS COMPENSATION
The Dodd-Frank Act and Section 14A of the Exchange Act entitle the Company’s stockholders to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (including the compensation tables, the narrative disclosures that accompany the compensation tables and any related material disclosed) pursuant to the compensation and disclosure rules of the SEC. At the Company’s 2021 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” each year. The Board of Directors has adopted a policy that is consistent with that preference. In accordance with that policy, the Company is therefore asking the stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Company’s named executive compensation programs are intended to (1) motivate and retain named executive officers, (2) reward the achievement the Company’s short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance and (4) align named executive officers’ interests with those of the Company’s stockholders. Under these programs, the Company’s named executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section herein entitled “Compensation Discussion and Analysis” for additional details about the Company’s named executive officer compensation programs, including information about the fiscal year 2025 compensation of the Company’s named executive officers.
The Compensation Committee continually reviews the compensation programs for the Company’s named executive officers to ensure they achieve the desired goals of aligning the Company’s named executive compensation structure with the Company’s stockholders’ interests and current market practices.
The Company is asking its stockholders to indicate their support for the Company’s named executive officer compensation as disclosed in this Proxy Statement, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Company’s Board of Directors. The Company’s Board of Directors and Compensation Committee value the opinions of the Company’s stockholders and will consider their concerns and evaluate whether any actions are necessary to address those concerns. Unless the Board of Directors decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of the Company’s named executives, the next scheduled say-on-pay vote will be at the 2027 Annual Meeting of Stockholders.

☑	Recommendation of the Board
The Board of Directors recommends that you vote “FOR” the approval of the compensation of the Company’s named executive officers on an advisory basis, pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement.

EXECUTIVE OFFICERS
Executive Officers
The names of our executive officers and their ages, positions, and biographies as of the Record Date are set forth below. Robert Fried’s background is discussed under the section “Nominees for Election to Board of Directors”.

Name	Age	Position
Robert Fried	66	Chief Executive Officer and Director
Ozan Pamir	35	Chief Financial Officer
Carlos Lopez	45	Senior Vice President, General Counsel
Ozan Pamir, 35, has served as the Chief Financial Officer at Niagen Bioscience since October 2024. Mr. Pamir has experience in financial and corporate strategy, investment banking, and biotechnology, including corporate finance, investor relations, and capital markets transactions. Prior to joining Niagen Bioscience, Mr. Pamir served as the Chief Financial Officer of 180 Life Sciences from October 2018 to September 2024, a biotechnology company focused on inflammatory disease treatments. In addition, Mr. Pamir served as Chief Financial Officer and a board member at Unify Pharmaceuticals from August 2019 to July 2021 and as Chief Financial Officer at Enosi Life Sciences from May 2020 to April 2021. Further, from June 2014 to October 2018, Mr. Pamir served in various positions at Ventum Financial Corp. (f.k.a. Echelon Wealth Partners), most recently as Vice President of Investment Banking. Mr. Pamir received his Bachelor’s Degree in Economics and Finance from McGill University. He is a Chartered Financial Analyst (CFA).
Carlos Lopez, 45, has served as the Senior Vice President and General Counsel of Niagen Bioscience since July 2024 and was appointed an officer of the Company in November 2024, overseeing all legal affairs and providing strategic counsel to the executive leadership team. Prior to joining Niagen Bioscience, Mr. Lopez served as Vice President and General Counsel at The Vitamin Shoppe from June 2020 through July 2024, where he led the legal department and provided strategic advice to senior leadership and the board of directors. Prior to that, Mr. Lopez served in various roles of increasing responsibilities at The Vitamin Shoppe from June 2014 through June 2020. Mr. Lopez is an active industry leader, serving as co-chair of the Council for Responsible Nutrition's (CRN) Legal Committee and as a former board member of The Natural Products Association. These roles have positioned him at the forefront of regulatory and compliance matters in the natural products sector. Mr. Lopez received his Bachelor of Arts in Journalism from the University of Central Florida and his Juris Doctor (J.D.) from New York Law School.
COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis of compensation arrangements of our named executive officers for fiscal year 2025 addresses our philosophy, programs and processes related to the compensation paid or awarded for fiscal year 2025 to our named executive officers listed in the Summary Compensation Table that follows this discussion. For fiscal year 2025, our named executive officers are Robert Fried, Ozan Pamir, and Carlos Lopez. The compensation tables following this discussion are not incorporated into this discussion and analysis and are not covered by the Compensation Committee Report.
General Philosophy
Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our near-term and long-term business objectives. We also believe that a significant portion of an executive officer's total compensation should be at risk and dependent upon the achievement of our objectives. Among other things, our compensation philosophy aims to reward strong performance with competitive pay and thus better enable us to retain executive officers who contribute to the overall success of the Company.
We attempt to pay our executive officers competitively in order to retain the most capable people in the industry. In making executive and employee compensation decisions, the Compensation Committee considers achievement of certain goals and criteria, some of which relate to the Company’s performance and others to the performance of the individual employee.

Determination of Compensation

Role of the Compensation Committee in Executive Compensation
The Compensation Committee periodically evaluates our compensation policies to determine whether we remain competitive among industry peers and continue to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional equity grants or provide other short and long-term incentive compensation. Our Board of Directors values the perspective of our stockholders, and the Compensation Committee will continue to consider the outcome of say-on-pay votes, as well as any other stockholder feedback, when making compensation decisions for the named executive officers.
Role of Executive Officers in Determining Compensation

The Compensation Committee generally seeks input from our executive officers when discussing the performance and compensation levels for executives and other Company leadership. The Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. No executive participates in deliberations relating to his or her own compensation.
Role of Compensation Consultant

Additionally, Exequity, the independent consultant firm engaged by the Compensation Committee, provides input on best practices, the potential impact of various alternatives, and other advisory matters.
Results of Most Recent Stockholder Advisory Vote on Executive Compensation
Over 97% of the votes cast at the 2025 Annual Meeting in the stockholder advisory vote on the fiscal year 2024 compensation of our named executive officers approved our named executive officer compensation for fiscal year 2024. At the Company’s 2021 Annual Meeting of Stockholders, the stockholders recommended a one-year frequency with which the Company should conduct future stockholder advisory votes on named executive officer compensation, as described in our 2021 proxy statement.

The Compensation Committee considered the result of the stockholder advisory vote as an endorsement of its compensation policies, practices and philosophy for our named executive officers. Accordingly, the Compensation Committee determined not to make any significant changes as a result of the vote. In addition, in part based on the support shown by the vote, the Compensation Committee has maintained a consistent approach in making compensation decisions in fiscal year 2025. Our Board of Directors values the opinions of our stockholders, and the Compensation Committee will continue to consider the outcome of future say-on-pay votes, as well as any feedback received, when making compensation decisions for the named executive officers.
Compensation Program and Forms of Compensation
We provide our executive officers with a compensation package consisting of base salary, annual cash bonus, equity incentives and participation in benefit plans generally available to other employees. In establishing total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our peer group.
Base salaries are intended to be competitive within our industry and to reflect the capabilities and experience of our executives. The annual cash bonus is intended to motivate and reward our executives for the achievement of certain measurable financial and strategic objectives. The equity awards incentivize executives to deliver long-term stockholder value, while serving as a retention vehicle for our executive talent.

The Compensation Committee generally does not have a specific target amount of compensation for individual executive officers relative to a peer group of companies, but considers peer data for purposes of assessing the competitiveness of the executive compensation program. An individual executive officer may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and future performance.

Base Salary
Base salary is designed to provide a predictable level of compensation and provide a competitive level of pay that reflects the executive's experience, role and responsibilities. Base salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar background to the executive officers being recruited. We also consider the individual’s experience, reputation in his or her industry and expected contributions to the Company. In determining base salaries generally, we take into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices.

Following a benchmarking analysis and the Compensation Committee’s review of Mr. Fried’s leadership performance and the goals of retaining Mr. Fried to continue in his role as Chief Executive Officer to execute on the Company’s strategic priorities, the Compensation Committee increased Mr. Fried’s base salary to $650,000, effective as of January 1, 2025.
Annual Incentive Cash Bonus

In addition to base salary, we may award variable annual cash bonus awards to executive officers with reference to certain predefined financial and strategic goals. These performance goals for fiscal year 2025 are disclosed in the 2025 Annual Incentive Cash Bonuses table below. For each of our executive officers, the Compensation Committee establishes a bonus target, expressed as a percentage of base salary, which is used to determine the cash bonus amount, subject to the level of achievement of the applicable performance goals, and further subject to the Compensation Committee’s discretion to make downward adjustments in the cash bonus amount actually paid. The bonus percentages at target of 75% of annual base salary for Mr. Fried, 50% of annual base salary for Mr. Pamir, and 40% of annual base salary for Mr. Lopez were determined based on our overall compensation philosophy. We regularly evaluate our compensation philosophy to ensure impact on our employees and to remain competitive among our peers. Upon completion of the applicable fiscal year, the Compensation Committee assesses the Company’s performance and determines the variable annual cash bonus to be awarded to each of the executive officers based on the achievement of the financial and strategic goals that were set earlier in the year. As noted above, the Compensation Committee retains discretion to reduce the amount of bonus actually awarded to levels below those determined based on performance. Our variable Annual Incentive Cash Bonus program is reviewed on at least an annual basis to determine that it is operating as intended.
2025 Annual Incentive Cash Bonus Structure and Payouts

In 2026, we paid Annual Incentive Cash Bonuses (AICB) to our named executive officers under the 2025 AICB program as outlined in the following table. The majority of the AICB award is based on the Company’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established qualitative goals. For fiscal year 2025, AICB awards were tied to the achievement of predetermined levels of the following: (i) total net sales, (ii) total net income before provision for AICB, (iii) specified qualitative corporate goals, and (iv) specified qualitative department goals as described in the table below for each executive officer.

The net sales goal was achieved at 110% and the total net income before provision for AICB goal was achieved at 169%. The Compensation Committee determined that 52% of the qualitative corporate goals were achieved and 72%, 78%, 75% of qualitative department goals were achieved for Mr. Fried, Mr. Pamir, and Mr. Lopez, respectively. The weight factor of the goals, the threshold, target and maximum threshold and the actual incentive bonus payouts were as set forth in the following table.

Executive Bonus Targets	Weight Factor	2025 Threshold	2025 Target	2025 Max-out	2025 Actual	Payout %	Base Salary	Target Bonus %	Bonus Payment

Robert Fried, Chief Executive Officer
Total Company - Net Sales	30%	$111,997	$117,891	$123,786	$129,423	45.0%	$650,000	75%	$218,012
Total Company - Net Income Before AICB	30%	10,009	12,118	14,924	20,485	45.0%	650,000	75%	218,012
Qualitative Corporate Goals (1)	10%	N/A	N/A	N/A	52%	5.0%	650,000	75%	24,224
Qualitative Department Goals (2)	30%	N/A	N/A	N/A	72%	21.7%	650,000	75%	105,130
Total						116.7%			$565,378
Ozan Pamir, Chief Financial Officer
Total Company - Net Sales	30%	$111,997	$117,891	$123,786	$129,423	45.0%	$400,000	50%	$90,000
Total Company - Net Income Before AICB	30%	10,009	12,118	14,924	20,485	45.0%	400,000	50%	90,000
Qualitative Corporate Goals (1)	10%	N/A	N/A	N/A	52%	5.0%	400,000	50%	10,000
Qualitative Department Goals (3)	30%	N/A	N/A	N/A	78%	23.5%	400,000	50%	47,000
Total						118.5%			$237,000
Carlos Lopez, SVP, General Counsel
Total Company - Net Sales	30%	$111,997	$117,891	$123,786	$129,423	45.0%	$320,000	40%	$57,600
Total Company - Net Income Before AICB	30%	10,009	12,118	14,924	20,485	45.0%	320,000	40%	57,600
Qualitative Corporate Goals (1)	10%	N/A	N/A	N/A	52%	5.0%	320,000	40%	6,400
Qualitative Department Goals (4)	30%	N/A	N/A	N/A	75%	22.7%	320,000	40%	29,056
Total						117.7%			$150,656

(1)Qualitative corporate goals focused on driving profitable growth through optimization of the Company’s main revenue drivers and existing operations and advancing key corporate initiatives to expand Company’s portfolio and market position.
(2)Qualitative department goals for Mr. Fried were based on the effectiveness of his leadership team in (i) driving continued revenue growth and sustained profitability, (ii) expanding brand awareness to drive growth, (iii) advancing key corporate initiatives, including key research development and safeguarding the Company’s market position and intellectual property portfolio.
(3)Qualitative department goals for Mr. Pamir were based on (i) driving operational cost efficiencies, (ii) optimizing financial and budgetary discipline, (iii) securing strategic long-term supply partnerships, (iv) advancing key corporate initiatives, and (v) strengthening stakeholder engagement.
(4)Qualitative department goals for Mr. Lopez were based on (i) optimizing financial and budgetary discipline, (ii) securing strategic long-term supply partnerships, and (iii) advancing multiple key corporate initiatives, including safeguarding the Company’s market position and intellectual property portfolio.

Long-Term Incentives
Our long-term incentive program is designed to align executive compensation with stockholder value creation and to support the attraction and retention of key leadership. Under our 2017 Equity Incentive Plan (the “2017 Plan”), we may grant stock options, restricted stock units (“RSUs”), performance stock units (“PSUs”), and other equity-based awards.

Equity compensation awards to our executive officers are approved by the Compensation Committee. Annual equity awards are typically granted at approximately the same time each year, generally in February, based on a predetermined percentage of base salary. In addition, the Compensation Committee may grant off-cycle equity awards from time to time, including in connection with new hires, promotions, or retention considerations. All equity awards are granted on a predetermined date following approval, and the Compensation Committee does not take material non-public information into account when determining the timing of equity awards, nor is the timing of the release of material non-public information influenced by equity grant timing. We intend our equity programs to be competitive in relation to the market and industry peer group.

Equity Program Structure

Our long-term incentive program has consistently emphasized stock options as the primary equity vehicle for our executive officers. We believe stock options best align executive interests with those of our stockholders because they deliver value only if our stock price appreciates following the grant date. We have granted full-value awards on a limited, case-by-case basis in prior years; however, such awards have not been a regular component of our executive compensation program and are not expected to be used on an ongoing basis. Employees may also enroll to purchase shares of Common Stock under the terms of the Niagen Bioscience, Inc. Employee Stock Purchase Plan, as amended (the “ESPP”) with purchase dates generally in June and December of each year using payroll deduction accumulated during the prior six-month period.

2025 Equity Awards Overview

In 2025, long-term incentives for our named executive officers consisted primarily of stock option awards, with a one-time grant of performance-based equity to our Chief Executive Officer, as described below.

Stock Option Awards

Stock options granted during the year ended December 31, 2025 were awarded at an exercise price equal to the closing price of our common stock on the date of grant. Awards granted prior to August 1, 2025 generally vest over three years, with one-third vesting on the first anniversary of the grant date and the remainder vesting in ratable monthly installments over the following two years, subject to continued service. Beginning August 1, 2025, newly granted stock option awards generally vest over four years, at 25% per year on the anniversary of the grant date, subject to continued service.

The following stock options were granted to our named executive officers in 2025:

Recipient	Grant Date	Options Granted	Exercise Price	Vesting Terms
Robert Fried	2/12/2025	492,278	$5.48	On February 12, 2026, one-third of the options will vest and the remaining shares vest in a series of 24 equal monthly installments thereafter, subject to the applicable grantee’s continued service.
Ozan Pamir	2/12/2025	17,230	$5.48
Carlos Lopez	2/12/2025	19,691	$5.48

Chief Executive Officer Performance Stock Unit Award

On February 25, 2025, the Board granted Mr. Fried a one-time award of 1,518,600 performance stock units (“PSUs”) to further align his compensation with stockholder value creation. When evaluating the award, the Compensation Committee and the Board considered, among other things, Mr. Fried’s leadership performance to date, the Company’s performance, and the goals of retaining Mr. Fried to continue in his role as Chief Executive Officer to execute on the Company’s strategic priorities while providing compelling upside and incentive by setting performance targets which the Compensation Committee and the Board believe to be achievable but would constitute extraordinary results for the Company’s stockholders. The PSUs are eligible to vest over a seven-year performance period based on the achievement and sustained maintenance of specified stock price hurdles, measured using a 60-day volume-weighted average price (“VWAP”). The number of PSUs eligible to vest at each price level is as follows:

60-day VWAP Threshold	PSUs Eligible to Vest
$15	759,300
$20	189,825
$30	189,825
$40	189,825
$50	189,825

Vesting is subject to certification by the Compensation Committee and Mr. Fried’s continued service through the applicable vesting date. PSUs that vest will be settled in shares of the Company’s common stock (“Common Stock”). If the applicable performance conditions are not achieved during the performance period, the PSUs will be forfeited.

Any PSUs that become vested and settled in Common Stock will be subject to transfer restrictions described in the PSU Award Agreement for a period ending on the earlier of (i) five years from the Date of Grant and (ii) the consummation of a Change in Control (as defined in the 2017 Plan). Upon a Change in Control, the PSUs will be eligible to vest based on the price per share of Common Stock determined in connection with the consummation of such Change in Control and subject to Mr. Fried’s continued employment with the Company on the consummation of such Change in Control. Any PSUs that do not vest during the Performance Period in one of the two ways described above (i.e., based on achievement and maintenance of the applicable stock price thresholds, or based on the price per share of Common Stock determined in connection with a Change of Control) will be forfeited. Furthermore, there is no interpolation or partial issuance for achievements between stock price thresholds, nor are there any cash-out or cash-pay features of the PSUs.

In addition to the foregoing, if Mr. Fried’s employment with the Company is terminated by the Company without Cause (as defined in Mr. Fried’s employment agreement) or by Mr. Fried for Good Reason (as defined in the PSU Award Agreement), (i) any unvested PSUs will remain outstanding and eligible to vest for a period of 12 months following the date of his termination of employment, and (ii) the transfer restrictions imposed pursuant to the PSU Award Agreement will expire.

Benefits Programs
We design our benefits programs to be competitive in relation to the market and our peer group while conforming to practices. We sponsor a 401(k) plan for our employees. The 401(k) plan is a retirement savings defined contribution plan that provides each of our eligible employees with the opportunity to defer a portion of his or her eligible compensation on statutorily prescribed annual limits, and to have this amount contributed to an account under the 401(k) plan in his or her name. We make matching contributions for all participants equal to 50% of their pre-tax contributions up to 6% of their total eligible compensation. Other than the benefits and compensation disclosed herein, the Company does not otherwise provide perquisites to its executive officers.

Severance and Change in Control Arrangements
Several of our executives have employment and other agreements that provide for severance payment arrangements and/or acceleration of stock option and stock award vesting in the event of a termination without cause or resignation with good reason or an acquisition or other change in control of our company. These agreements are aimed to reduce distractions by letting our executives focus on the business, and are described in greater detail below under the heading “Employment Agreements”.

Restrictive Covenants

Mr. Fried is subject to a non-compete restriction while employed with the Company. In addition, each named executive officers is subject to confidentiality restrictions.

Clawback Policy

The Company adopted a clawback policy, effective October 2, 2023, that is intended to comply with Section 954 of the Dodd-Frank Act and the Nasdaq listing standards. The clawback policy provides for the recoupment of incentive-based compensation in the event of an accounting restatement of the Company’s financial statements (including so-called “little r” restatements). The amount recoverable is the amount of compensation received in excess of what would have been received had the accounting restatement not occurred. The clawback policy applies generally to current and former executives of the Company, including all of our executive officers, with respect to compensation received in the three most recently completed fiscal years of the Company preceding the accounting restatement. The clawback policy is filed as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Our Insider Trading Policy
The Company has established an Insider Trading Policy, which, among other things, prohibits officers, directors and all other employees of the Company or its subsidiaries, as well as certain other persons determined by the Company from time to time, from trading in securities with material nonpublic information including through any form of hedging activity. Further, none of the Company’s employees, directors, consultants and contractors may trade in options, warrants, puts and calls or similar instruments on our securities or sell our securities “short.” Advance approval is required by the Compliance Manager if any director or executive officer wishes to transact in the Company’s securities. We provide training and distribute periodic reminders to our directors and executive officers regarding this policy. A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. We have also implemented related processes applicable to the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations.

Stock Ownership Policy
The Company has established a Stock Ownership Policy, which, among other things, is intended to align the interests of the Chief Executive Officer, other named executive officers and the members of the Board, with the interests of the Company’s stockholders and to further promote the Company’s commitment to sound corporate governance. The stock ownership guidelines are determined as a multiple of each person’s base salary/retainer as follows:

Title	Ownership Guideline
Chief Executive Officer	Six times annual base salary
All other Named Executive Officers	Three times annual base salary
Members of the Board	Two times annual base retainer

Shares owned directly and by immediate family members, shares held in trust for the benefit of the individual or immediate family members, shares subject to certain vested stock options that are in-the-money as of the end of the prior fiscal year, restricted stock awards and time-based restricted stock unit awards, and vested stock units under deferred compensation plans count toward meeting the applicable ownership levels. Our Chief Executive Officer, other named executive officers and members of the Board are required to achieve the applicable level of ownership by the fifth year from the date of his or her appointment, subject to a three-year extended deadline in certain circumstances. As of December 31, 2025, our Chief Executive Officer and all of our named executive officers were in compliance with the Stock Ownership Policy, either by having satisfied the applicable ownership requirements or by remaining within their applicable compliance periods. Frank Jaksch, Jr., Wendy Yu and Steven Rubin have satisfied the applicable ownership requirements. All other non-employee directors remain within their applicable compliance periods, including any permitted extensions.

Tax and Accounting Considerations
Limitation on Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”), generally disavows a federal income tax deduction for compensation paid by publicly held companies to certain of their executive officers that is in excess of $1,000,000 per year. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) of the Code if it determines that such modifications are consistent with the Company’s business needs.
Accounting Treatment
Under Financial Accounting Standard Board Accounting Standards Codification (“ASC”) Topic 718, or ASC 718, the Company is required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs are one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

REPORT OF THE COMPENSATION COMMITTEE
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Submitted by:
The Compensation Committee of
The Board of Directors
•Steven Rubin, Chair
•Ann Cohen
•Gary Ng

EXECUTIVE OFFICER AND MANAGEMENT COMPENSATION

Summary Compensation Table
The following table presents information regarding the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer); Chief Financial Officer (the principal financial officer); and Senior Vice President, General Counsel each of whom served as a named executive officer during the year ended December 31, 2025.

Name	Year	Salary ($)	Non-Equity Incentive Plan ($) (1)	Performance Stock Awards ($) (2)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Robert Fried	2025	645,962	565,378	5,220,188	1,949,648	724	8,381,900
Chief Executive Officer	2024	500,000	286,497	—	424,898	736	1,212,131
	2023	500,000	268,221	—	391,249	736	1,160,206
Ozan Pamir	2025	400,000	237,000		68,239	11,236	716,475
Chief Financial Officer	2024	69,231	33,043	—	357,869	1,498	461,641
Carlos Lopez	2025	320,000	150,656		77,985	9,373	558,014
SVP, General Counsel	2024	135,385	49,798	—	159,928	2,527	347,638
(1)The amounts shown in this column constitute the cash bonuses made to the named executive officers pursuant to the Company’s Annual Incentive Cash Bonus program as described in greater detail in the “Compensation Discussion and Analysis” in this Proxy Statement.
(2)The amounts shown are the aggregate grant date fair value of awards computed in accordance with ASC 718. All assumptions made in the valuations are contained and described in Note 10 of the Niagen Bioscience, Inc. consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025.
(3)The amounts shown reflect matching 401(k) contributions and life insurance premiums paid by the Company.

Grants of Plan-Based Awards
The following table sets forth information regarding grants of plan-based awards made to our named executive officers during 2025.

	Grant Date	Estimated future possible payouts under non-equity incentive plan awards: (1)			Estimated future possible payouts under equity incentive plan awards: (2)			All Other Stock Awards: Number of Shares or Stock Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Robert Fried	1/1/2025	243,750	390,000	585,000	—	—	—	—	—	—	—
	2/12/2025	—	—	—	—	—	—	—	492,278	5.48	1,949,648
	2/25/2025	—	—	—	—	1,518,600	1,518,600	—	—	—	5,220,188
Ozan Pamir	1/1/2025	100,000	200,000	300,000	—	—	—	—	—	—	—
	2/12/2025	—	—	—	—	—	—	—	17,230	5.48	68,239
Carlos Lopez	1/1/2025	64,000	128,000	192,000	—	—	—	—	—	—	—
	2/12/2025	—	—	—	—	—	—	—	19,691	5.48	77,985
(1)Constitutes threshold, target and maximum award opportunities for our named executive officers under the Company’s Annual Incentive Cash program as described in greater detail in the “Compensation Discussion and Analysis” in this Proxy Statement, which include information regarding the criteria applied in determining amounts payable under the awards. The actual amounts paid with respect to these awards are included in the “Non-Equity Incentive Plan” column in the Summary Compensation Table for fiscal year 2025.
(2)Represents the target and maximum award opportunities for performance-based restricted stock units granted under our 2017 Equity Incentive Plan, as described in greater detail in the “Compensation Discussion and Analysis” in this Proxy Statement, including the applicable performance criteria and vesting conditions. The number of units actually earned, if any, will depend on the level of achievement of the specified performance goals over the applicable performance period and may range from zero to the maximum amount indicated. Earned units, if any, will be subject to vesting terms as set forth in the award agreement.
(3)The amounts shown are the aggregate grant date fair value of awards granted under our 2017 Equity Incentive Plan in fiscal year 2025 computed in accordance with ASC 718. For a description of certain assumptions in the calculation of the fair value of the Company’s stock awards and stock options, see Note 10 of the Niagen Bioscience, Inc. consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth the equity incentive awards held by our named executive officers as of December 31, 2025:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Robert Fried	500,000	—		2.72	3/11/2027	—	—	—		—
	300,000	—		5.85	1/20/2028	—	—	—		—
	744,097	—		3.83	6/21/2028	—	—	—		—
	162,569	—		3.84	2/20/2029	—	—	—		—
	165,155	—		3.27	2/23/2030	—	—	—		—
	55,921	—		11.83	3/13/2031	—	—	—		—
	240,448	—		2.67	2/16/2032	—	—	—		—
	289,345	17,021	(1)	1.82	2/14/2033	—	—	—		—
	244,180	155,388	(2)	1.52	2/21/2034	—	—	—		—
	—	492,278	(3)	5.48	2/11/2035	—	—	—		—
	—	—		—	—	—	—	1,518,600	(4)	5,220,188
Ozan Pamir	56,989	89,555	(5)	3.46	10/20/2034	—	—	—		—
	—	17,230	(3)	5.48	2/11/2035	—	—	—		—
Carlos Lopez	35,830	40,047	(6)	2.97	7/21/2034	—	—	—		—
	—	19,691	(3)	5.48	2/11/2035	—	—	—		—

(1)On February 15, 2024, one-third of the options vested and the remaining shares vest in a series of 24 equal monthly installments thereafter, subject to the applicable grantee’s continued service through the applicable vesting date.
(2)On February 22, 2025, one-third of the options vested and the remaining shares vest in a series of 24 equal monthly installments thereafter, subject to the applicable grantee’s continued service through the applicable vesting date.
(3)On February 12, 2026, one-third of the options will vest and the remaining shares vest in a series of 24 equal monthly installments thereafter, subject to the applicable grantee’s continued service through the applicable vesting date.
(4)The PSUs vest, if at all, upon certification by the Compensation Committee that specified stock price performance goals (based on a 60-day VWAP) have been achieved at one or more specified price thresholds during the performance period ending February 25, 2032, subject to the grantee’s continued service through the applicable vesting date.
(5)On October 21, 2025, one-third of the options vested and the remaining shares vest in a series of 24 equal monthly installments thereafter, subject to the applicable grantee’s continued service through the applicable vesting date.
(6)On July 22, 2025, one-third of the options vested and the remaining shares vest in a series of 24 equal monthly installments thereafter, subject to the applicable grantee’s continued service through the applicable vesting date.

Option Exercises and Stock Vested
During the year ended December 31, 2025, no restricted stock units or performance stock units vested for any named executive officer. The table below sets forth, with respect to our named executive officers, all stock option exercises during the year ended December 31, 2025:

Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)
Robert Fried	66,667	$182,668
Ozan Pamir	—	$—
Carlos Lopez	—	$—

(1)The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our common stock. The market price is the closing price of our common stock on the date of exercise.

Employment Agreements
The material terms of employment agreements with the named executive officers previously entered into by the Company are described below.
Employment Agreement with Robert Fried

On June 22, 2018, the Company and Robert Fried, entered into an Amended and Restated Executive Employment Agreement (the “Fried Agreement”). The Fried Agreement amended and restated the Executive Employment Agreement by and between the Company and Mr. Fried, dated March 12, 2017, as amended on December 20, 2017. Pursuant to the Fried Agreement, Mr. Fried is entitled to: (i) an annual base salary of $450,000; (ii) starting in fiscal year 2019, an increased annual base salary of $500,000; (iii) an annual cash bonus for fiscal year 2018 based on direct-to-customer net sales for 2018 and the Company’s gross profit for 2018; (iv) starting in fiscal year 2019, an annual cash bonus based on the achievement of individual and corporate performance targets and metrics to be determined by the Board of Directors of the Company or the Compensation Committee thereof after reasonable consultation with Mr. Fried (the “Performance Bonus”), with such Performance Bonus set at (a) a target of 60% of base salary (based on a performance achievement of 100%), (b) a threshold Performance Bonus of 30% of base salary (based on a performance achievement of 75%) and (c) a maximum Performance Bonus of 90% (based on a performance achievement of 150%); (v) an option to purchase up to 744,097 shares of Company common stock under the amended 2017 Equity Incentive Plan (the “Option”); (vi) up to 333,333 shares of fully-vested restricted Company common stock that will be granted upon the achievement of certain performance goals and (vii) starting in fiscal year 2019, annual equity grants in amounts commensurate with Mr. Fried’s position with the Company, in the discretion of the Company’s Board of Directors. In 2019, the Compensation Committee determined that the payout structure of Mr. Fried’s Performance Bonus will be aligned with the rest of the executive officers, which the minimum achievement threshold is 50% target and the maximum achievement threshold is 150% of the target, with a target of 60% of base salary.
Any unvested shares subject to the Option will vest in full upon termination by the Company of Mr. Fried’s employment without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried’s resignation for good reason. If Mr. Fried’s employment is terminated by the Company without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried resigns for good reason, then subject to executing a release, Mr. Fried will receive (i) continuation of his base salary for 18 months, (ii) COBRA premiums for 12 months, (iii) accelerated vesting of any unvested time-based vesting equity awards that would have otherwise become vested had Mr. Fried performed continuous service through the one year anniversary of such termination date (provided that vesting for the Option shall accelerate as described above), (iv) an extended exercise period of three years for his options and stock appreciation rights and (v) a prorated Performance Bonus. In the case of Mr. Fried’s death or disability, Mr. Fried will be eligible to receive a prorated Performance Bonus.

On February 25, 2025, the Company and Mr. Fried, entered into an amendment to the Fried Agreement (the “Fried Amendment”). The Fried Amendment provides that (i) effective January 1, 2025, Mr. Fried will be entitled to receive a base salary of $650,000, and (ii) commencing with fiscal year 2025, Mr. Fried’s target performance bonus opportunity will be 75% of his base salary.

Employment Agreement with Ozan Pamir

In connection with his appointment as Chief Financial Officer, ChromaDex, Inc. a subsidiary of the Company (“ChromaDex, Inc.”), entered into an offer letter with Mr. Pamir (the “Pamir Offer Letter”), which provides for the following compensation for Mr. Pamir, contingent upon and, unless otherwise noted below, effective upon his appointment as Chief Financial Officer: (i) an annual base salary of $400,000, (ii) a discretionary target annual bonus opportunity of 50% of Mr. Pamir’s annual base salary, based on the achievement of certain performance goals to be determined by the Board, and (iii) eligibility to participate in Company benefit plans on the same basis as other senior executive officers of the Company generally. If Mr. Pamir’s employment is terminated by the Company without “Cause” (as defined in the Pamir Offer Letter), Mr. Pamir will be entitled to nine months’ base salary continuation.
Employment Agreement with Carlos Lopez

In connection with his appointment as Senior Vice President, General Counsel, ChromaDex, Inc., entered into an offer letter with Mr. Lopez (the “Lopez Offer Letter”), which provides for the following compensation for Mr. Lopez, contingent upon and, unless otherwise noted below, effective upon his appointment as Senior Vice President, General Counsel: (i) annual base salary of $320,000, (ii) a discretionary target annual bonus opportunity of 40% of Mr. Lopez’s annual base salary, based on the achievement of certain performance goals to be determined by the Board, and (iii) eligibility to participate in Company benefit plans on the same basis as other senior executive officers of the Company generally. If Mr. Lopez’s employment is terminated by the Company without “Cause” (as defined in the Lopez Offer Letter), Mr. Lopez will be entitled to severance equal to six months’ base salary.
Potential Payments Upon Termination or Change of Control
The following tables describe and quantify the severance and other benefits potentially payable to our named executive officers as of December 31, 2025.

Potential Payments Upon Termination Table*

Name	Severance ($)(1)	Option Awards ($)(2)	Medical ($)(3)	Total ($)
Robert Fried	975,000	986,646	11,923	1,973,569
Ozan Pamir	300,000	—	—	300,000
Carlos Lopez	160,000	—	—	160,000
*Reflects a termination without cause for each of the named executive officers or, for Mr. Fried only, resignation for good reason. While the PSUs granted to Mr. Fried in 2025 are eligible to vest upon a Change in Control, for purposes of this table and assuming that a Change in Control occurred on December 31, 2025, none of PSUs would have vested based on the Company’s stock price on such date.
(1)Continuation of base salary for 18 months for Rob Fried, 9 months for Ozan Pamir and 6 months for Carlos Lopez.
(2)The amounts in this column represent the intrinsic value of “in-the-money” unvested options as of December 31, 2025 that would vest in accordance with the executive officer’s employment agreement. Values were derived using the closing price of the Company’s common stock on December 31, 2025 of $6.36.
(3)Medical is comprised of health insurance premiums for the period specified in each executive officer's employment agreement.

Equity Compensation Plan Information
The following table provides information regarding equity compensation plans approved and not approved by stockholders as of December 31, 2025:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (3)
Equity compensation plans approved by security holders	11,139,903	$3.68	7,038,109
Equity compensation plans not approved by security holders	—	—	—
Total	11,139,903	$3.68	7,038,109
(1)Includes approximately 1,519,000 performance stock units, 269,000 restricted stock units, and 167,000 restricted stock awards that are issuable upon vesting. The remaining balance consists of outstanding stock option grants.
(2)The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding performance stock units, restricted stock units, and restricted stock awards, which have no exercise price.
(3)Includes 650,000 shares reserved for issuance under the ESPP, under which no shares had been purchased as of December 31, 2025.

CHIEF EXECUTIVE OFFICER PAY RATIO
Under the Dodd-Frank Act and the related SEC rules (the “Rule”), the Company is required to provide to its stockholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of its median employee, referred to as “pay-ratio” disclosure.
For fiscal 2025,
•the median of the annual total compensation of all employees of the Company (other than the CEO) was $124,378 and
•the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $8,381,900.
•Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was approximately 67 to 1.
Set forth below is a description of the methodology the Company used to identify the median employee for purposes of the Rule.
To determine the Company’s total population of employees as of December 31, 2025, the Company included all of its full-time and part-time employees, including employees of consolidated subsidiaries. To identify the “median employee” from the Company’s employee population as determined above, the Company compared the aggregate amount of each employee’s 2025 base salary, 2025 incentive bonus, equity awards granted in 2025, matching 401(k) contributions and life insurance premiums paid by the Company. In making this determination, the Company annualized the compensation of employees who were employed by the Company for less than the entire fiscal year. This compensation measure was consistently applied to all employees included in the calculation and reasonably reflects the annual compensation of employees.
Using this approach, the Company selected the employee at the median of its employee population. The Company then calculated annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table. The Company determined that the employee’s annual total compensation for the fiscal year ended December 31, 2025 was $124,378.

PAY VERSUS PERFORMANCE

Under Nasdaq listing standards adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (CAP), as computed in accordance with Item 402(v) of Regulation S-K, to our named executive officers and certain measures of company performance. The material that follows is provided in compliance with these rules however additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our "Compensation Discussion and Analysis".

The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other named executive officers (NEOs) for each year from 2021 to 2025, compared to our total shareholder return (TSR) from the last trading day of fiscal year 2020 through the end of each such year, and our net income (loss) and net sales for each such year.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid to PEO	Average SCT Total for (Non-PEO) NEOs	Average Compensation Actually Paid to (Non-PEO) NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (Loss) (Thousands)	Net Sales (Thousands)
	(1)(2)	(1)(3)	(1)(2)	(1)(3)	(4)	(5)	(6)	(6)
2025	$8,381,900	$10,279,988	$637,244	$773,226	$132.50	$148.05	$17,382	$129,423
2024	$1,212,131	$2,989,985	$408,679	$490,938	$110.52	$116.84	$8,550	$99,597
2023	$1,160,206	$1,032,920	$691,588	$595,554	$29.79	$113.19	$(4,938)	$83,570
2022	$1,158,850	$843,376	$721,425	$546,641	$35.00	$112.65	$(16,540)	$72,050
2021	$1,103,160	$2,098,802	$786,258	$1,007,306	$77.92	$111.33	$(27,128)	$67,449

(1)NEOs included in these columns reflect the following individuals:

Year	PEO	Non-PEO NEOs
2025	Robert Fried	Ozan Pamir, Carlos Lopez
2024	Robert Fried	Brianna Gerber*, James Lee*, Ozan Pamir, Carlos Lopez
2023	Robert Fried	Brianna Gerber
2022	Robert Fried	Kevin Farr* Frank Jaksch Jr.*, Brianna Gerber
2021	Robert Fried	Kevin Farr, Frank Jaksch Jr., Lisa Harrington*
*No longer serving as executive officer at the respective fiscal year-end.
(2)Reflects the total compensation paid to our PEO and the average total compensation of our non-PEO NEOs as calculated in the Summary Compensation Table (SCT) for each year shown.
(3)CAP has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP for fiscal year 2025 the following amounts were deducted from and added to the total compensation number shown in the SCT:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	Fiscal Year 2025 (For PEO)	Fiscal Year 2025 (Average for Non-PEO NEOs)
Summary Compensation Table Total Compensation	$8,381,900	$637,244
Less: Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	(7,169,836)	(73,112)
Add: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	8,197,611	74,137
Adjust for: Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	160,223	37,992
Adjust for: Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	710,090	96,965
Compensation Actually Paid	$10,279,988	$773,226

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.

The table below contains ranges of assumptions used in the valuation of outstanding equity awards for the relevant fiscal year(s). For more information, see Note 10 of the Niagen Bioscience, Inc. consolidated financial statements included in the Annual Report on Form 10-K.

Fiscal Year 2025
Market Based Performance Stock Unit
Stock Price	$6.36
Volatility	80.0%
Risk-Free Interest Rate	3.8%
Stock Options
Expected Term (years)	0.5 - 4.3
Strike Price	$1.52 - $5.48
Volatility	70.7% - 103.7%
Dividend Yield	0%
Risk-Free Interest Rate	3.4% - 4.2%

(4)Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends. The Company has not declared or paid any cash dividends on its common stock during any of the years presented.
(5)Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the Russell 3000 Pharmaceuticals and Biotechnology Sector for the period beginning on the last trading day of fiscal year 2020 through the end of the applicable fiscal year, assuming reinvestment of dividends.
(6)Net Income (Loss) and Net Sales shown as reported in our audited financial statements for each year. In the Company’s assessment, Net Sales is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the company in 2025 to link compensation actually paid to performance.

Tabular List of Performance Measures

The list below includes an unranked list of the financial performance measures we consider the most in linking company performance and compensation actually paid to our NEOs for fiscal year 2025. These are the only performance measures included in the below list because our NEOs’ compensation is only directly linked to these financial performance measures.

Tabular List
Net Sales
Net Income (Loss)

Description of Relationships Between Compensation Actually Paid and Performance

In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay vs. Performance table.

Compensation Actually Paid Versus Total Shareholder Return

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s TSR, as well as the relationship between our TSR and the TSR of our peer group, the Russell 3000 Pharmaceuticals and Biotechnology Sector:

$10.3M
$148
$133
$111
$113
$113
$117
$111
$78
$35
$30
$3.0M
$2.1M
$1.0M
$0.8M
$0.5M
$1.0M
$0.6M
$0.5M
$0.8M
2021
2022
2023
2024
2025
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR
Peer Group TSR

Compensation Actually Paid Versus Net Income (Loss)

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net income (loss):

Compensation Actually Paid Versus Net Sales

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against the Company’s net sales:

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. To our knowledge, and based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were satisfied during the year ended December 31, 2025, except that Hamed Shahbazi filed one Form 4 late with respect to a stock option grant in June 2025. The filing was delayed due to administrative oversight and was subsequently filed promptly upon discovery.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
The following is a description of transactions since January 1, 2025 to which the Company has been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s executive officers, directors or holders of more than 5% of its common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under "Executive Compensation."

Deferred Revenue
On October 10, 2022, the Company entered into an amended and restated supply agreement (the “Supply Agreement”), with Société des Produits Nestlé SA, a société anonyme organized under the laws of Switzerland (NHSc), as successor-in-interest to NESTEC Ltd., which amends and restates the supply agreement, dated December 19, 2018, entered into by the Company and NESTEC Ltd.

Under the Supply Agreement, the Company will continue to recognize the deferred revenue balance received in connection with the original supply agreement utilizing the output method. During the year ended December 31, 2025, the Company earned $30,000 in royalties, reversed $95,000 of prior recognized revenue and the corresponding deferred revenue balance as of December 31, 2025 was approximately $2.7 million. NHSc is neither a principal shareholder or affiliate, nor can they exercise significant influence by contract or board representation over the Company. NHSc met the 5% threshold within SEC Regulation S-K, Item 404(a) at inception of the Securities Purchase Agreement entered into on October 10, 2022; its ownership has since declined and no longer meets that threshold.
Employment Arrangements
The Company currently maintains written employment agreements with its named executive officers, as described in "Executive Officer and Management Compensation."
Equity Granted to Executive Officers and Directors
The Company has granted equity to its named executive officers and directors, as more fully described in "Executive Officer and Management Compensation."
Indemnification Agreements
The Company has entered, and intends to continue to enter, into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s bylaws. These agreements, among other things, require the Company to indemnify directors and executive officers for certain expenses incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

Policies and Procedures for Transactions with Related Persons.
On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed by SEC Regulation S-K, Item 404 and under Nasdaq rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. The Company has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. In accordance with the Company’s Related-Person Transactions Policy, the Audit Committee approved or ratified the terms of the transactions discussed above.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of April 27, 2026 by: each person known to us to beneficially own more than 5% of our common stock; each director; each of our named executive officers; and all directors and executive officers as a group.

We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date. Amounts reported under “Number of Shares of Common Stock Beneficially Owned” include the number of shares subject stock options that become exercisable or vest within 60 days of April 27, 2026 (which are shown in the column to the right). The percentage of shares beneficially owned is based on 79,644,327 shares of common stock outstanding as of April 27, 2026. Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.

Directors and Named Executive Officers:	Shares Beneficially Owned		Aggregate Percentage Ownership	Shares Subject to Options Exercisable within 60 Days
Steven Rubin	227,000		*	220,000
Wendy Yu	200,000		*	200,000
Gary Ng	120,000		*	120,000
Kristin Patrick	97,000		*	97,000
Ann Cohen	120,000		*	120,000
Hamed Shahbazi	100,000		*	100,000
Frank L. Jaksch, Jr.	2,776,196	(1)	3.47%	456,965
Robert Fried	4,670,849	(2)	5.65%	3,004,121
Ozan Pamir	98,663	(3)	*	89,070
Carlos Lopez	59,478	(4)	*	57,227
All directors and current executive officers as a group (10 persons)	8,469,186		10.00%	4,464,383
Five Percent Stockholders (5)
Chau Hoi Shuen Solina Holly	19,294,356	(6)	24.23%
* Represents less than 1%.

(1)Includes 2,075,052 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch because he has shared voting power and shared dispositive power for such shares. Includes 77,511 shares directly owned by Mr. Jaksch and 166,668 shares of restricted stock which are participating securities that feature voting and dividend rights directly owned by Mr. Jaksch.
(2)Includes 1,058,981 shares of common stock directly owned by Mr. Fried. Includes 250,000 shares owned by The Benjamin A. Fried 2020 Irrevocable Trust beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 250,000 shares owned by The Jeremy W. Fried 2020 Irrevocable Trust beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 95,001 shares of common stock held by Fried-Travis Revocable Trust U/A dated June 2, 1999, beneficially owned by Mr. Fried because he has shared voting power and shared dispositive power for such shares. Includes 6,745 shares held by Jeremy Fried and 6,001 shares held by Benjamin Fried, who are both sons of Robert Fried.
(3)Includes 7,372 shares of common stock directly owned by Mr. Pamir and 2,220 shares held by his spouse, which shares Mr. Pamir may be deemed to beneficially own.
(4)Includes 2,251 shares of common stock directly owned by Mr. Lopez.
(5)Addresses for the beneficial owners listed are: Chau Hoi Shuen Solina Holly, 29th floor Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong; and Société des Produits Nestlé S.A, Avenue Nestlé 55, CH-1800, Vevey Switzerland.
(6)Based on beneficial ownership reported on Schedule 13D/A filed with SEC on August 20, 2024, (i) Pioneer Step Holdings Limited (“Pioneer Step”) beneficially owned and had sole voting and dispositive power with respect to 6,917,783 shares (the “Pioneer Shares”), (ii) Dvorak International Limited (“Dvorak International”) beneficially owned and had sole voting dispositive power with respect to 420,000 shares (the “Dvorak Shares”), (iii) Skyinvest Associated Limited (“Skyinvest”) beneficially owned and had sole voting and dispositive power with respect to 547,858 shares (the “Skyinvest Shares”), (iv) Champion River Ventures Limited (“Champion River”) beneficially owned and had sole voting and dispositive power with respect to 7,940,937 shares (the “Champion River Shares”), (v) Winsave Resources Limited (“Winsave”) beneficially owned and had sole voting and dispositive power with respect to 3,088,433 shares (the “Winsave Shares”), (vi) Radiant Treasure Limited (“Radiant”) beneficially owned and had sole voting and dispositive power with respect to 379,345 shares (the “Radiant Shares”), and (vii) Brilliant Dynasty Limited (“Brilliant Dynasty”), by virtue of being the sole shareholder of each of Champion River, Winsave and Radiant, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion River Shares, Winsave Shares and Radiant Shares. Collectively, Brilliant Dynasty may be deemed to beneficially own and have sole voting and dispositive power with respect to 11,408,715 shares (the “Brilliant Dynasty Shares”), (viii) Elgar International Limited (“Eldgar International”), by virtue of being the sole shareholder of Brilliant Dynasty, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Brilliant Dynasty Shares, and (ix) Chau Hoi Shuen Solina Holly (“Solina Chau”), by virtue of being the sole shareholder of Pioneer Step, Dvorak International, Skyinvest and Elgar International, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Pioneer Shares, Dvorak Shares, Skyinvest Shares and Brilliant Dynasty Shares. Pioneer Step and Champion River have exercised their rights to designate for appointment one director each to our Board of Directors and has designated, and our Board of Directors has appointed, Wendy Yu and Gary Ng to fill such seats. The registered office address for Pioneer Step is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong. The business address of Solina Chau is c/o Suites PT. 2909 & 2910, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to Niagen Bioscience, Inc., ATTN: Corporate Secretary, 10900 Wilshire Blvd. Suite 600, Los Angeles, CA 90024 or contact the Corporate Secretary at 310-388-6706. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER BUSINESS
As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Frank Jaksch, Jr.
Chairman of the Board

April 29, 2026

Niagen.
BIOSCIENCE

VOTE

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Your vote matters – here's how to vote!

2025 Annual Meeting Proxy Card

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1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Frank Jaksch, Jr.	☐	☐	02 - Robert Fried	☐	☐	03 - Steven Rubin	☐	☐
04 - Wendy Yu	☐	☐	05 - Gary Ng	☐	☐	06 - Kristin Patrick	☐	☐
07 - Ann Cohen	☐	☐	08 - Hamed Shahbazi	☐	☐			

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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01 - Frank Jaksch, Jr. 04 - Wendy Yu 07 - Ann Cohen 02 - Robert Fried 05 - Gary Ng 08 - Hamed Shahbazi 03 - Steven Rubin 06 - Kristin Patrick 8 4 B V For Withhold For Withhold For Withhold The Sample Company Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4, and 5.A 0455UC 2. Ratification of the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the accompanying proxy statement 1. Election of Directors: For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. &#61553; IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.&#61553; 4. Approval of amendment to the Company’s 2017 Equity Incentive Plan to increase the number of shares available for issuance by 4.75 million shares of common stock 5. Approval of the Company’s Employee Stock Purchase Plan MMMMMMMMMMMM M M M M M M M M M 1234 5678 9012 345 6 5 1 3 1 7 If no electronic voting, delete QR code and control # 0 0 0 0 0 1 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/NAGE or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m., Eastern Time on June 23, 2025. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/NAGE Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/NAGE Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 24, 2025 Robert Fried and Ozan Pamir, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Niagen Bioscience, Inc. to be held on June 24, 2025 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees listed in Proposal 1 to the Board of Directors and FOR Proposals 2, 3, 4, and 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Niagen Bioscience, Inc. Corporation Non-Voting ItemsC &#61553; IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.&#61553; Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/NAGE 2025 Annual Meeting Admission Ticket 2025 Annual Meeting of Niagen Bioscience, Inc. Shareholders June 24, 2025, 3:00 p.m. Pacific Time Niagen Bioscience, Inc. Office 10900 Wilshire Blvd., Suite 600, Los Angeles, California 90024 Upon arrival, please present your photo identification at the building lobby desk.